Exhibit 10.13 (I)

FIRST AMENDMENT
TO
AGREEMENT OF PURCHASE AND SALE (POOL XIII)

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (POOL XIII) (this “Amendment”), dated as of the 22nd day of June 2017, by and between (i) each of the seller entities set forth on the signature pages hereto (collectively, the “Sellers”), and (ii) HTA Acquisition Sub, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS

WHEREAS, the Sellers and the Buyer entered into that certain Agreement of Purchase and Sale (Pool XIII), dated as of April 29, 2017 (the “Agreement”);

WHEREAS, Sections 10.2 and 10.11 of the Agreement provide for Closing and post-Closing prorations with regard to Rents;

WHEREAS, in connection with Seller’s lease, as amended (collectively, the “VA Lease”), with GSA for that certain property located at 13515 Lake Terrace Lane in Tampa, Florida (“VA Tampa”), Seller and GSA have agreed in principle on setting the “adjusted operating cost” base year (as referenced in Section 7, Page 3 of 3 of the VA Lease) as the period from April 1, 2016 to March 31, 2017;

WHEREAS, as of the date hereof, GSA has not provided Seller a draft amendment to the VA Lease memorializing same and GSA’s payments of the operating cost reconciliations for the year ending 2016, the first quarter of 2017, and that portion of the second quarter of 2017 up to the date of Closing on the sale of VA Tampa (collectively, the “Tampa Reconciliations”) are in process but are yet to be paid to Seller;

WHEREAS, pursuant to Section 14.11 of the Agreement, the Agreement may be amended by written agreement executed by the party or parties to be charged; and

WHEREAS, the Sellers and the Buyers desire to enter into this Amendment to modify certain terms of the Agreement as provided below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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1.Definitions. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Agreement.

2.Amendment to Agreement. Notwithstanding anything to the contrary in the Agreement, including Sections 10.2 and 10.11 of the Agreement, Buyer and Seller acknowledge and agree that at any time (whether before Closing, after Closing and prior to obtaining the novation agreement or after Closing and after obtaining the novation agreement), the Tampa Reconciliations shall be either retained by Seller if paid directly to it or promptly disbursed to Seller if such payments are made to Buyer without regard to any offsets, priorities of rent application, costs of collection or otherwise set forth in the Agreement.

3.Limited Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.

4.Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Delaware. To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Amendment and this Amendment shall be governed and construed with the laws of the State of Delaware.

5.Severability. If any term or provision of this Amendment or application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment or the applicable of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

6.Section Headings. The headings of the various Sections of this Amendment have been inserted only for purposes of convenience, are not part of this Amendment and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Amendment.

7.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

SELLERS:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

By:    Duke Realty Corporation, an Indiana
corporation, its general partner

By:    /s/Jeff Behm
Name:    Jeff Behm
Title:Senior Vice President

DUKE REALTY SPRINGFIELD DEVELOPMENT, LLC, an Indiana limited liability company

By:        Duke Realty Limited Partnership, an Indiana
limited partnership, its sole member

By:    Duke Realty Corporation, an Indiana
corporation, its general partner

By:    /s/Jeff Behm
Name:    Jeff Behm
Title:Senior Vice President

[Signatures are continued on the following page.]

BUYER:

HTA ACQUISITION SUB, LLC,
a Delaware limited liability company

By:    /s/Robert Milligan
Name:    Robert Milligan
Title: Authorized Signatory